UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 14, 2013
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LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
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California	0-24274	33-0361285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:     (858) 207-4264
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2013, La Jolla Pharmaceutical Company (the “Company”) announced that Mr. Craig Johnson and Ms. Laura Douglass would be appointed as directors effective October 14, 2013, each to serve until their successors are elected and qualified.

Currently, Mr. Johnson serves on the board of directors of two biopharmaceutical companies, Mirati Therapeutics, Inc. and Adamis Pharmaceuticals Corporation. From 2011 to 2012, Mr. Johnson serviced as chief financial officer of PURE Bioscience, Inc., a biotechnology company. From 2010 to 2011, Mr. Johnson served as senior vice president and chief financial officer of NovaDel Pharma Inc., a pharmaceutical company. Mr. Johnson served as vice president and chief financial officer of TorreyPines Therapeutics, Inc., a biopharmaceutical company, from 2004 until its sale to Raptor Pharmaceuticals Corp. in 2009, and then as vice president for a wholly-owned subsidiary of Raptor Pharmaceutical Corp. from 2009 to 2010. Earlier in Mr. Johnson’s career he practiced as a CPA with PricewaterhouseCoopers. Mr. Johnson received his B.B.A. in accounting from the University of Michigan - Dearborn.

Currently, Ms. Douglass serves as the president and chief executive officer of Next Generation Clinical Research, a contract research organization that Ms. Douglass founded in 1999. Ms. Douglass is also a founder and member of the board of directors of SB Bancorp, Inc., a financial holding company, and Settlers Bank, Inc., a Wisconsin chartered business bank. In addition, Ms. Douglass is a member of the board of directors of Agrace HospiceCare. Ms. Douglass holds a nursing degree from The University of the State of New York-Albany.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY
Date: October 17, 2013	By: /s/ George F. Tidmarsh
Name: George F. Tidmarsh, M.D., Ph.D.
Title: President and Chief Executive Officer